UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 8, 2015, the Compensation Committee of the Board of Directors of Navistar International Corporation (the “Company”) approved an amendment to the Revised Restated and Amended Executive Severance Agreement (the “ESA”) with two named executive officers: Walter G. Borst, Executive Vice President and Chief Financial Officer, and William R. Kozek, President, Truck and Parts of Navistar, Inc., the Company’s principal operating subsidiary (each an “NEO”). The amendment provides that for the purpose of determining the entitlement of the NEO to benefits under certain Navistar, Inc. supplemental retirement plans in the event of a Change in Control (as defined in the ESA), the NEO shall be deemed to have the greater of either (i) eighteen (18) additional months of age and pension service credit or (ii) the number of additional months of age and pension service credit the NEO needs to attain the five (5) years of credited service required to vest in those supplemental retirement plans. As a result of the amendment, in the event of a Change in Control the NEO will be deemed to have attained the requisite five (5) years of credited service to vest in the designated supplemental retirement plans. The preceding summary of the amendment to the ESA for the two NEOs is qualified in its entirety by reference to the complete Form of First Amendment to Executive Severance Agreement attached as Exhibit 10.93 to this report and incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE.

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Navistar International Corporation (the “Company”), one of the nation’s largest combined commercial truck, school bus and mid-range diesel engine producers, will present via live web cast its fiscal 2015 fourth quarter financial results on Thursday, December 17th. A live web cast is scheduled at approximately 9:00 AM Eastern. Speakers on the web cast will include Troy Clarke, President and Chief Executive Officer and Walter Borst, Executive Vice President and Chief Financial Officer, and other company leaders.

The web cast can be accessed through a link on the investor relations page of Company’s web site at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the website at least 15 minutes prior to the start of the web cast to allow sufficient time for downloading any necessary software. The web cast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a period of at least 12 months.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.navistar.com.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

The following documents are filed herewith:

Exhibit 10.93	Form of First Amendment to Executive Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ WALTER G. BORST
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: December 10, 2015